Exhibit 10.22

LEASE AGREEMENT

1.        PARTIES TO THIS LEASE AGREEMENT:  The parties to this Lease Agreement (this “Lease”) are DONLY CORPORATION, a New Jersey corporation, P.O. Box 344, Mountain Lakes, New Jersey 07046 (“Landlord”) and FBN NJ Holdings Corp. DBA VitroCom, a Delaware corporation, having a principal place of business located at 8 Morris Avenue, Mountain Lakes, New Jersey 07046 (“Tenant”).

2.        EFFECTIVE DATE OF THIS LEASE:  The effective date of this Lease shall be January 1, 2007.

3.        LEASED PREMISES:  The Landlord has agreed to lease to the Tenant and the Tenant has agreed to rent from the Landlord a portion of the property designated as Lot 1, Block 89 on the tax maps of the Borough of Mountain Lakes and Lot 1, Block 106 on the tax maps of the Town of Boonton, also known as 8 Morris Avenue, Mountain Lakes, Morris County, New Jersey (the “Property”) consisting of approximately 21,000 rentable square feet (the “Premises”) in the building located on the Property (the “Building”). The Premises includes certain common elements and Tenant’s Proportionate Share (as defined below) of the parking spaces at the Property. The Premises are currently occupied by Tenant.

4.        TERM AND USE:  The term of the lease (the “Term”) shall commence on January 1, 2007 (the “Commencement Date”) and end on June 30, 2010. The Premises may be used and occupied for any lawful manufacturing purpose, including the manufacture of glass products.

5.        BASE RENT:  The Tenant covenants and agrees to pay to the Landlord as rent for and during the Term the sum of Seven Hundred Thousand and 00/100 Dollars ($700,000.00) and taxes of One Hundred Twenty-one Thousand Eight Hundred and 00/100 Dollars ($121,800.00) which together shall be payable in monthly installments on the first day of each and every month in the amount of Nineteen Thousand Five Hundred Sixty-six and Sixty-seven cents ($19,566.67). This payment shall be termed “Base Rent”. The fixed tax rate of $2,900 per month shall be retroactively effective as of January 1, 2006. The parties agree that Tenant shall pay $2,900 per month for real estate taxes during the Term and Landlord shall not look to Tenant for additional real estate tax payments if real estate taxes are more than $2,900, nor shall Tenant be entitled to a refund or reimbursement if real estate taxes are less than $2,900 per month.

6.        ADDITIONAL RENT:  Tenant acknowledges and agrees that this is a net lease and that Base Rent is intended to be absolutely net to Landlord after payment by Tenant of all Additional Rent required to be paid by Tenant pursuant to this Lease, excluding only those costs which Landlord has expressly hereby agreed to pay. In addition to the Base Rent, the Tenant agrees to pay as additional rent (“Additional Rent”, and together with Base Rent, “Rent”) its Proportionate Share (as defined below) of the following expense items for the Property, prorated as of the Commencement Date, so that the Base Rent shall be absolutely net of an expenses: water taxes/charges levied by the Town of Boonton and/or the Borough of Mountain Lakes; sewer taxes/charges levied by the Borough of Mountain Lakes; snow plowing, lawn maintenance and landscaping costs; refuse collection and disposal costs; and all other actual expenses incurred by the Landlord for the following enumerated items: Base Rent shall however include real estate taxes levied by the Borough of Mountain Lakes and the Town of Boonton;

  a.        Maintenance, repair and replacement of the air-conditioning, ventilation and heating system (HVAC).

  b.        Sprinkler and plumbing system repairs.

c.        Electric repairs.

d.        Sewer pumping system maintenance, repair and replacement.

e.        Fire, public liability and casualty insurance payments as it pertains to insurance coverage for the Property and Building, as opposed to Tenant’s insurance for its operations covered in Section 9.

With respect to the HVAC system, Tenant shall obtain and pay for a maintenance contract for the servicing and care of the HVAC equipment at the Premises with AC&R or equivalent.

7.      TENANT’S PROPORTIONATE SHARE:  For purposes of this lease, the Tenant’s Proportionate Share of expenses shall mean a fraction whose denominator is the rentable square foot area of the Building, stipulated to be twenty-nine thousand (29,000) square feet, and whose numerator shall be the rentable square foot area of the Premises, stipulated to be twenty-one thousand (21,000) square feet. It is agreed that the Tenant’s Proportionate Share shall be seventy-two (72%).

8.      COLLECTION OF ADDITIONAL RENT:  The Landlord shall bill the Tenant for the items set forth in Section 6 when billing occurs to the Landlord. The Landlord shall furnish Tenant with a written statement setting forth the expenses incurred by the Landlord and include such written statement on the monthly rental invoice. Tenant shall pay to Landlord this ADDITIONAL RENT on the first of the month following receipt of the monthly invoice.

9.      LIABILITY AND PROPERTY INSURANCE; WAIVER AND SUBROGATION:

a.        Tenant, at its own expense will maintain with admitted insurers authorized to do business in the State of New Jersey and which are rated “A-/X” or equivalent in Best’s Key Rating Guide, or any successor thereto (or if there is none, a rating organization having a national reputation) commercial general liability (in the broadest form then available in New Jersey) against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises or as a result of ownership of facilities located on the Premises in amounts not less than $2,000,000.00 per occurrence/aggregate for bodily injury, personal injury or death, $2,000,000.00 with respect to anyone occurrence, and $1,000,000.00 with respect to all claims for property damage with respect to anyone occurrence with an aggregate of $1,000,000.00. From time to time during the Term such limits shall be increased to the prevailing level customarily carried with respect to similar properties in Morris County, New Jersey and the surrounding area. Tenant shall be responsible to maintain casualty insurance on all of its goods, personal property or effects, including removable trade fixtures located in the Premises. The policy shall insure against all costs, expenses and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages caused to any person or property arising within the Premises or as a result of an act or omission on the part of the Tenant or Tenant’s contractors, licensees, agents, invitees, visitors, servants or employees on or about the Property and shall include a contractual liability endorsement evidencing coverage of Tenant’s obligation to indemnify Landlord pursuant to Section 23 hereof. Each policy shall be non-cancelable with respect to Landlord without thirty (30) days’ prior written notice to Landlord. Prior to the Commencement Date, Tenant shall provide to the Landlord certificates evidencing the procurement of the insurance required under this Section together with proof of payment of the premium therefor.

b.        Landlord and Tenant shall each secure an appropriate clause, or an endorsement upon any policy of insurance in force, covering the Property, the Premises, or any personal property, fixtures and equipment located therein or thereon, including, without limitation, casualty, liability and business interruption policies in force, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall promptly notify the other. Subject to the foregoing provisions of this Section 9(b), and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, each party hereby releases the other and its partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the Premises in accordance with the terms of this Lease) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term covered by (but only to the extent of the limits of coverage of) such insurance policies.

10.    SPECIFIC REPAIR OBLIGATIONS OF TENANT:  In addition to the obligations undertaken in Sections 5 and 6, Tenant agrees, at its own cost and expense, to make all reasonable and necessary repairs and to keep maintained all equipment fixtures, improvements and property within the Premises. Tenant shall not be obligated to make structural repairs to the building or repairs to the roof; but shall reimburse Landlord for any such repairs the necessity of which is due to any act of Tenant, its contractor, licensee, agent, invitee, visitor, servant or employee. Landlord shall make structural repairs to the building or repairs to the roof in a timely manner.

11.    UTILITY EXPENSES:  The Tenant shall be responsible for payment of its utility expenses.

12.    ASSIGNMENT AND SUBLEASING:  This lease shall not be assigned or sublet in whole or in part without the express written permission of the Landlord, which permission shall not be unreasonably withheld. Notwithstanding the forgoing, this lease may be assigned by Tenant to any affiliate of Tenant, successor by merger or consolidation, or acquirer of substantially all of the business and assets of Tenant (“Affiliate”) without the consent of Landlord; provided Tenant shall give notice to Landlord of an assignment to an Affiliate at least ten (10) days prior to the effective date of such assignment and provide Landlord with a copy of the assignment document. No assignment or subletting shall serve to release Tenant from liability hereunder.

13.    PERMITTED SIGNS:  The Tenant shall be entitled to place a sign as permitted by applicable laws and ordinances, subject to Landlord’s consent, which shall not be unreasonably withheld.

14.    COMPLIANCE WITH LAWS:  The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of all governmental or public authorities and of all their subdivisions, applicable to and affecting the Premises, their use and occupancy, and shall promptly comply with all orders, regulations requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the Premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant’s own cost and expense.

15.        ENVIRONMENTAL REQUIREMENTS:

    a.     Definitions.

(i)        “Hazardous material” shall mean any substance, the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy, or common law; or (a) which is, or becomes, defined as a hazardous waste, hazardous substance, pollutant, or contaminant (including gasoline, petroleum products and their derivatives) under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the New Jersey Spill Compensation and Control Act (“Spill Act”), N.J.S.A. 58:10-23.11 et seq., (including N.J.A.C. 7:1E Appendix A); the Industrial Site Recovery Act (“ISRA”), N.J.S.A. 13:1K-6 et seq., Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq., the Underground Storage Tank Act, N.J.S.A. 58:10A-2 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; or (b) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is, or becomes, regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of New Jersey or any political subdivision thereof.

(ii)        “Environmental Documents” shall mean all environmental documentation in the possession or under the control of Landlord concerning the Property or its environs, including without limitation all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from the New Jersey Department of Environmental Protection (“NJDEP”) or any other municipal, county, state or federal governmental authority, submissions to the NJDEP or any other municipal, county, state or federal governmental authority and directives, orders, approvals, and disapprovals issued by the NJDEP or any other municipal, county, state or federal governmental authority.

(iii)        In this Section, all references to Tenant or Landlord shall mean Tenant or Landlord and Tenant’s or Landlord’s, employees, agents, contractors, licensees, invitees, assigns, subtenants or occupants, respectively (i.e., any act or omission by any one of Tenant’s employees, agents, contractors, licensees, invitees, assigns, subtenants or occupants shall be deemed to be the act or omission of Tenant; any act or omission by any one of Landlord’s employees, agents, contractors, licensees, invitees, assigns, subtenants or occupants shall be deemed to be the act or omission of Landlord).

    b.     Industrial Site Recovery Act Requirements.

(i)        Tenant’s Standard Industrial Classification Number, as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget and in the Executive Office of the President of the United States, is 3674, “Semiconductors and Related Devices”. Tenant will immediately notify Landlord of any change in this number during the Term hereof.

(ii)        Tenant shall, at Tenant’s own expense, comply with the Industrial Site Recovery Act N.J.S.A, 13:lK-6 et seq., the regulations promulgated thereunder and any amending or successor legislation and regulations (“ISRA”) in the event of a closing of Tenant’s operations, a transfer of Tenant’s operations, or a change in the ownership of Tenant. Compliance with the Industrial Site Recovery Act (“ISRA”), N.J.S.A. 13:1 K-6 et seq., shall include, but is not limited to, the preparation and submission of documents for a negative declaration, remedial action workplan, no further action letter, remediation agreement, any investigation, reporting and remediation required by the NJDEP pursuant to this Section (except as otherwise exempted below) or as otherwise set forth in ISRA. If Tenant is required to comply with ISRA, Tenant shall be responsible only for the payment of that portion of the cost of ISRA compliance which is applicable to the discharge of a hazardous materials at the Premises by Tenant during the Term. Landlord shall be responsible for all other ISRA costs, including, but not limited to costs incurred by reason of any prior operations at the Property and/or Premises or because of the operation of other tenants at the Premises.

(iii)        Notwithstanding the foregoing, in the event that Tenant’s compliance hereunder shall extend beyond the time which this Lease is otherwise set to expire or beyond the time which this Lease is for any reason terminated. Tenant shall be required to continue to pay Rent to Landlord for so long as it shall take for Tenant to satisfactorily discharge its obligations under ISRA. The acceptance of a Negative Declaration by the NJDEP or No Further Action Letter or as otherwise provided in section 6 of P.L. 1983, c. 330 (C.13:1K-11), and sections 13, 16, 17 and 18 of P.L. 1993, c. 139 (C.13:1K-11.2, 13:1K-11.5, 13:1K-11.6 and 13:1K-11.7), shall constitute satisfactory discharge of Tenant’s obligations with respect to compliance with ISRA. This provision shall only apply where the discharge of any hazardous material is caused by Tenant. If Tenant begins remediation activities and it is discovered that the discharge of any hazardous material was caused only by Landlord, a prior tenant or owner, or a third party, this provision will not apply. It is understood and agreed with respect to this Section that Landlord shall cooperate fully with Tenant and the NJDEP (and any other governmental agency having authority) in expediting the processing and approval of any and all applications required to be submitted by Tenant and/or executed (without the assumption or admission of liability except as set forth herein), by Landlord in connection with the, discharge of Tenant’s obligations under ISRA.

(iv)        Tenant shall, at no cost to Landlord, provide all information within Tenant’s control reasonably requested by Landlord or the NJDEP, or Division thereof, for preparation of a non-applicability affidavit or other type of submission, should Landlord or NJDEP so request, and Tenant shall promptly execute such affidavit or submission should the information contained in the affidavit or submission be found by Tenant to be complete and accurate and Tenant’s execution of such affidavit or submission be required by NJDEP.

(v)        Landlord shall provide, at no cost to Tenant, all information reasonably available to it requested by Tenant and reasonably necessary or required for and in connection with the preparation of all ISRA submissions and/or in connection with any requests for information by the NJDEP or any division thereof.

(vi)        If ISRA compliance becomes necessary at Premises due to any action or non-action on the part of Landlord or any third party, including but not limited to a change in ownership of the Premises, a closing of operations, or a transfer of ownership or operations, then Landlord shall comply with ISRA and all requirements of the NJDEP and any division thereof, at Landlord’s own expense.

(vii)        Tenant and Landlord shall indemnify, defend and hold each other harmless from and against all claims, liabilities, losses, damages, penalties and costs, foreseen and unforeseen, including without limitation counsel, engineering and other professional or expert fees, which the indemnified party may incur resulting directly or indirectly, wholly or partly, from the other’s action or non-action with regard to its respective obligations under this Article or breach of its respective representations and warranties under this Article.

c.        Additional Environmental Requirements by Tenant.

(i)        Tenant shall, at Tenant’s sole cost and expense, without notice or demand from Landlord, comply with all the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force to the extent such compliance is required as a result of Tenant’s specific manner in which it is using the Premises.

(ii)        During the Term, Tenant shall at all times handle any hazardous materials in such fashion as to avoid any discharge of hazardous materials on the site of the Premises. Prior to signing this Lease, Tenant shall supply a list of hazardous materials (including quantities) which Tenant intends to store/utilize at the Premises.

(iii)        Tenant agrees that it will register with the New Jersey Department of Environmental Protection and any other applicable federal, state, county or local agency, as required, and within the time periods set forth in the applicable statutes, any underground storage tanks which Tenant uses or installs on the Premises.

(iv)        In the event that there shall be filed a lien against the Premises by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f), as a result of the Chief Executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for “Cleanup and Removal Costs”, as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of the Tenant, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of “Hazardous Materials”, into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters, then Tenant shall, within thirty (30) days from the date that Tenant is given notice that the lien has been placed against the Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Premises and/or Compliance Are to be sold pursuant to the lien either, at Tenant’s option (subject, however, in all respects to any reasonable requirements of Landlord’s mortgagee), (a) pay the claim and remove the lien from the Premises, or (b) furnish a cash deposit with the Landlord in the amount of the claim out of which the lien arises, or (c) provide other security reasonably satisfactory to Landlord in an amount sufficient to discharge the claim out of which the lien arises.

(v)        Should the Tenant cause the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of hazardous materials into waters or onto lands of the State or into waters outside the jurisdiction of the State resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned managed or held in trust or otherwise controlled by the State, without having a permit issued by the appropriate governmental authorities, the Tenant shall promptly clean up the same in accordance with the provisions of the New Jersey Spill Compensation and Control Act.

(vi)        Tenant further agrees to indemnify, defend and hold harmless Landlord from any and all claims, damages, fines, judgments and penalties, costs, liabilities (including strict liabilities) or losses (including without limitation reasonable attorneys’ fees and environmental consultant or expert fees) in connection with the existence and or discharge of any hazardous materials that has taken place at or from Premises as a result of Tenant’s acts, negligence, willful misconduct or other acts of the Tenant, Tenant’s agents, employees or invitees, including any and all costs incurred by Landlord concerning the investigation and remedial work mandated by any Federal, State, County or local environmental law, regulation or ordinance, including but not limited to, the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., Industrial Site Recovery Act, N.J.S.A. 13:lK-6 et seq., and the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq., and New Jersey Underground Storage Tank Act, N.J.S.A. 58:10A-21 et seq., and the regulations promulgated thereunder and any amending or successor legislation and regulations.

(vii)        Landlord reserves the right from time to time, but not more than once a year, except in the event of an emergency, during the Term hereof and any extension, to have the Premises inspected by environmental engineers and/or specialists for the purpose of determining compliance by Tenant with any environmental laws, rules and regulations applicable to Tenant’s operations in or about the Premises and with the terms and conditions of this Lease dealing with environmental matters, including without limitation, the provisions of this Section, which inspection shall be at Landlord’s sole cost and expense. If the environmental assessment or report resulting from such inspection discloses any non-compliance, Tenant shall immediately following receipt of the environmental assessment take all such steps as are necessary to put the Premises into compliance, including without limitation, cleaning up any spills or other emissions of hazardous and/or toxic substances or wastes, and Tenant shall reimburse Landlord for the cost of the inspection.

16.        ALTERATIONS:  Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s prior written consent. Any such alterations, additions or improvements to the Premises consented to by Landlord shall, at Landlord’s option, be made by Landlord for Tenant’s account and Tenant shall pay Landlord for the cost thereof (including a reasonable charge for Landlord’s overhead) within ten (10) days after receipt of Landlord’s statement. All such alterations, additions and improvements shall (without compensation to Tenant) immediately become Landlord’s property (except moveable furniture and trade fixtures) and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of such alterations, additions and improvements. Tenant will obtain at Tenant’s expense all necessary permits and certificates and Tenant shall furnish Landlord copies of all such permits and certificates.

17.        LIENS:  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable legal fees and costs), shall create automatically an obligation of Tenant to pay an equivalent amount as Additional Rent, which shall be payable by Tenant on Landlord’s demand with interest at the maximum rate per annum permitted by law until paid. For purposes of this Section, “liens” shall include, but not be limited to, mechanic’s notices of intention, contractor’s liens, stop notices and filing of contracts. Tenant shall require all Tenant’s contractors and materialmen to waive any and all rights they may have to file any liens.

18.      FIRE OR CASUALTY:

a.        If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall immediately inform Landlord thereof, and this Lease shall continue in full force and effect, except as hereinafter set forth.

b.        Except as specifically provided in this Section, Tenant agrees that it shall not be relieved of the obligations to pay Rent in case of damage to or destruction of the Premises or Building or any portion thereof. Tenant waives the benefit of any law to the contrary.

c.        If all or a material portion of the Premises are damaged or rendered unusable by fire or other casualty, and the damages to the Premises can, in Landlord’s reasonable judgment, be reasonably repaired within one hundred eighty (180) days of the occurrence of such damage, the damages, to the extent covered by insurance and affecting the tenant installation provided or paid for by Landlord, shall be repaired by and at the expense of Landlord and the Rent, until such repair shall be substantially completed, shall abate in proportion to the area of the Premises which was damaged or unusable by Tenant for so long as the Premises, or each such portion thereof, is damaged or unusable, it being the intent that such abatement shall not affect or reduce Landlord’s rent insurance coverage. Notwithstanding anything to the contrary herein, Landlord shall not be obligated to repair or restore any personal property of Tenant or any fixtures or Tenant installation not installed by and paid for by Landlord.

d.        If Landlord repairs and restores the Premises in accordance with Section 18.c such repairs and restorations shall be made with all reasonable expedition. After any such fire or other casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Premises as promptly as reasonably possible and to the extent reasonably necessary, all of Tenant’s and any sublessee’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for Rent shall resume five (5) business days after written notice from Landlord of substantial completion of repairs to the Premises. For purposes hereof, “substantial completion” shall mean the date upon which Landlord has procured a temporary or permanent certificate of occupancy permitting occupancy of the Premises by Tenant

e.        If all or substantially all of the Premises are damaged or rendered unusable by fire or other casualty, or (whether or not the Premises are damaged in whole or in part) if the Building shall be substantially damaged so that Landlord in its reasonable opinion, cannot rebuild both the Premises and the Building to their pre-existing condition within one hundred eighty (180) days, then, in either of such events, either Landlord or Tenant may elect to terminate this Lease by written notice to the other, specifying a date for the expiration of the Lease, which date shall not be more than one hundred eighty (180) days after such fire or other casualty, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the expiration date of the Term and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination; and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be credited against amounts owed by Tenant to Landlord or refunded to Tenant. If neither party terminates the Lease, to the extent of the insurance proceeds available to Landlord therefor, Landlord shall repair and restore the Building and/or the Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures, furnishings, or equipment or any alterations, additions, or improvements made by Tenant to the Premises. Landlord’s repair and restoration work shall not exceed the scope of work done in originally constructing the Premises. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair therefor, and Tenant’s obligations to pay Rent shall continue unabated, except that Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Premises are unfit for occupancy, save for Tenant’s fault or negligence herein below described.

f.        Notwithstanding anything to the contrary contained in this Section or any law, should the Premises or Building be damaged by fire of other casualty as a result of the negligence of Tenant or any sublessee or any employee, agent or visitor of either, Tenant shall have no right to terminate this Lease and there shall be no abatement of Rent under this Section, and Tenant shall be liable to Landlord for such damage, subject to the other provisions hereof.

19.      EMINENT DOMAIN:

a.        If all or substantially all of the Premises or a substantial portion of the Building should be acquired or condemned by eminent domain by any governmental authority, then Landlord or Tenant may terminate this Lease as of the date when title vests pursuant to such taking. In such event, the Rent shall be apportioned as of said expiration date and any Rent paid for any period beyond said date and in excess of amounts owing by Tenant to Landlord shall be repaid to Tenant.

b.        In the event of a taking of less than all or substantially all of the Premises. Landlord shall have the right to equitably reduce the Premises, Tenant’s Proportionate Share and the Base Rent, and this Lease shall continue in full force and effect. Notwithstanding the foregoing. Tenant shall have the right to terminate this Lease if the area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business.

c.        Landlord and Tenant may exercise their respective right(s) to terminate this Lease under Sections 19.a and 19.b by giving written notice to the other within thirty (30) days after the date of the vesting of title in such proceeding, specifying a date not more than fifteen (15) days after the giving of such notice as the date for such termination.

d.        Neither Tenant nor any sublessee shall have any claim in any condemnation or eminent domain proceeding for the value of any unexpired term of the Lease with respect to the Premises or any portion thereof, and Tenant hereby assigns to Landlord Tenant’s entire interest in any such award. Although Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, Tenant (or any sublessee) may file a separate claim for any taking of fixtures and improvements owned by Tenant (or such sublessee) which have not become Landlord’s property, and for moving expenses, provided the same shall in no way affect or diminish Landlord’s award.

20.    LANDLORD’S ACCESS TO PREMISES:  Landlord reserves and shall at any time upon reasonable notice and in compliance with Tenant’s reasonable security measures have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder to service and repair HVAC units, water pipes and sprinkler mains, and electrical and telephone risers servicing other parts of the Building, to show said Premises to prospective purchasers or tenants, to alter or repair the Premises or any portion of the Building, and to place “for sale” or “for rent” signs on the Building, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages or any inconvenience to or interference with Tenant’s business, any loss of quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the main door to the Premises but not Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said door in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.

21.    SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES:

a.        This Lease is junior, subject and subordinate to all ground leases, mortgages and other security instruments of any kind now covering the Property or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Property or any part thereof or interest therein superior in lein and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon request such further instruments evidencing such subordination of this Lease as my be requested by Landlord.

b.        Tenant shall at any time and from time to time, upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing and in form and substance satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default, of which Tenant may have knowledge. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee of the Property or any mortgagee, ground lessor or other exhibits thereof or any assignee of any such person.

22.    SALE BY LANDLORD:  In the event of a sale or conveyance by Landlord of the Property or any part thereof, the same shall operate to release Landlord from any and all liability under this Lease after the date of such conveyance of title provided the purchaser assumes all of the liabilities of Landlord pursuant hereto. If any security deposit has been made by Tenant, Landlord shall transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto.

23.    INDEMNIFICATION:

a.        Except to the extent arising from the negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant shall indemnify, hold Landlord harmless from and defend Landlord (by counsel reasonably acceptable to Landlord) against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys’ fees, for any injury or damages to any person or property whatsoever (a) occurring in the Premises, or (b) when such injury or damage has been caused in part or in whole by any act, neglect, fault, or omission of Tenant, its employee, agent, contractor, invitee or licensee (each, a “Tenant Party”). This indemnity shall not require any payment by Landlord as a condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord shall be made a party defendant, Tenant shall indemnify, hold Landlord harmless from and defend Landlord from all liabilities and costs by reason thereof.

b.        Except to the extent arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees. Landlord shall indemnify, hold Tenant harmless from and defend Tenant (by counsel reasonably acceptable to Tenant) against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys’ fees, for any injury or damages to any person or property whatsoever (a) occurring on the Property (other than within or about the Premises) or (b) when such injury or damage has been caused in part or in whole by any act, neglect, fault, or omission of Landlord, its employee, agent or contractor. This indemnity shall not require any payment by Tenant as a condition precedent to recovery.

24.    NO WAIVER:  No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or for any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act at Tenant. Failure of Landlord to insist upon strict performance of any provision of this Lease shall not be deemed to be a waiver of such provision. No act or omission by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless confirmed by Landlord in writing. The delivery of the keys to any employee or agent shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver of any of Landlord’s rights unless such waiver is expressly stated in writing and signed by Landlord.

25.    DEFAULT:

a.        The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant (a “Default” or “Event of Default”):

(i)        Any failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder within ten (10) days of date due;

(ii)        The abandonment of the Premises by Tenant;

(iii)        Any failure by Tenant to observe and perform any of its obligations under this Lease, where such failure continues for fifteen (15) days (except where a different period of time is specified in this Lease) after Landlord has given Tenant written notice or such other notice as may be required by law;

(iv)        Tenant makes, or has made, or furnishes, or has furnished, any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished;

(v)        Any substantial portion of the assets of Tenant is transferred or any material obligation is incurred by Tenant, unless such transfer or obligation is incurred in the ordinary course of Tenant’s business or in good faith for fair equivalent consideration, and with Landlord’s consent;

(vi)        Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due permits or suffers a judgment to exist against it which affects Tenant’s ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors or any class thereof for purposes of effecting a moratorium upon or extension or composition or its debts, proposes any such moratorium, extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors;

(vii)        Tenant fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, or fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

(viii)        Any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant’s creditors, or any class thereof is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors’ rights.

b.        In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate the Lease then Landlord may recover from Tenant:

(i)        any unpaid Rent which shall have accrued at the time of such termination; plus

(ii)        the entire amount of unpaid Rent for the balance of the term which amount shall, at Landlord’s option, be immediately due and payable; plus

(iii)        any other amount necessary to compensate Landlord for Landlord’s loss or damage caused directly or indirectly by Tenant’s failure to perform its obligations under this Lease including, but not limited to, reasonable attorney’ fees and costs; plus

(iv)        at Landlord’s election, such other amounts in addition to or in lieu of the foregoing, as may be permitted from time to time by applicable law.

c.        In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter and to take possession of the Premises and to remove all persons and property from the Premises. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, to assure payment of the Rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Premises including, without limitation, furniture and fixtures of Tenant and, to sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies due or becoming due under this Lease, or to remove all such effects and store same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other owner or occupant, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment.

d.        In the event of the vacation of or abandonment of the Premises by Tenant, or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Section, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

e.        In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting, including but not limited to broker’s commissions and reasonable attorneys’ fees; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should any such reletting result in the payment of rentals less than the Rent payable by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Tenant shall also pay Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

f.        No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless written notice of such intention be given to Tenant. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting, elect to terminate this Lease for any such default.

26.    RIGHT OF LANDLORD TO CURE TENANT’S DEFAULT:  If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may but shall not be required to make such payment or do such act and charge to Tenant the amount of all costs in connection therewith including but not limited to reasonable legal fees and expenses incurred by Landlord, with interest thereon as provided in Section 33 from the date paid by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable upon demand but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any other remedy to which Landlord would otherwise be entitled.

27.    NOTICES:  All notices which Landlord or Tenant may be required or may desire to serve on the other my be served, as an alternative to personal service, by serving the same by registered or certified mail, return receipt requested, postage prepaid, or overnight delivery by a nationally recognized courier, addressed as set forth in Item Section 1 hereof, or addressed to such other address or addresses as either Landlord or Tenant my from time to time designate to the other by written notice.

28.    INSOLVENCY OR BANKRUPTCY:

a.        Neither Tenant’s interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

b.        In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United State Bankruptcy Court, or if a receiver or trustee of Tenant’s property shall be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if any assignment shall be made of Tenant’s property for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

c.        Tenant shall not cause or give cause for the appointment of a trustee or receiver of Tenant’s assets and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or of its assets shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section shall be deemed a material breach of Tenant’s obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

d.        Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor or as debtor in possession, and any trustee who my be appointed agree as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the

Premises an amount equal to all Rent and all other charges otherwise due pursuant to this Lease and (3) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter: and (4) to give Landlord at least forty-five (45) days’ prior written notice of any proceeding relating to any assumption of this Lease; and (5) to give at least thirty (30) days’ prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and (6) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (7) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (8) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above.

e.        In addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment as contemplated in this Section are the following: (1) the cure of any monetary defaults and the reimbursement to Landlord of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (2) the reorganized debtor or assignee of such debtor in possession or of Tenant’s trustee demonstrates background to meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (3) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (5) no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease.

29.    SURRENDER AND HOLDOVER:

a.        On the expiration or the sooner termination hereof, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair. On or before the last day of the term or the sooner termination hereof, Tenant shall at its expense remove its trade fixtures, signs and other personal property from the Premises. Any property not removed shall be deemed abandoned and may either be retained by Landlord as its property, or disposed of, without accountability and at Tenant’s expense, in such form as Landlord may determine. If the Premises are not surrendered at the end of the term or the sooner termination, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay. Tenant shall promptly surrender all keys to Landlord at the place then fixed for payments of Rent. Tenant’s covenants hereunder shall survive the expiration or sooner termination of this Lease.

b.        If Tenant holds over after the expiration or sooner termination hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only at two (2) times the greater of (i) the Rent due hereunder or (ii) the then prevailing market rate rent, as determined by Landlord in its sole and absolute discretion, plus all items of Additional Rent provided herein, and either (i) or (ii) shall be prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Section are in addition to and do not affect Landlord’s rights of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

c.        For past consideration, and notwithstanding any other provision of this Lease, including without limitation, the provisions of Paragraph 16 to the contrary, Tenant shall have no obligation upon surrender of the Premises to restore the Premises to its condition prior to the addition of any alterations or improvements for Tenant’s benefit made prior to the Effective Date of this Lease. Without limiting the foregoing, Tenant shall not be responsible for removal of ventilation systems, gas piping for oxygen, hydrogen and natural gas supplied by NJNG for Tenant or its predecessors manufacturing purposes, external gas cylinder storage facility and the Draw Tower decking and walkways, all of which shall be the responsibility and liability of Landlord and Landlord shall indemnify, defend and protect Tenant against any liability therefore.

30.    CONDITION OF PREMISES:  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Property or with respect to the suitability thereof for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in good order and repair.

31.    LIMITATION OF LANDLORD’S LIABILITY:

a.        Except to the extent arising from the gross negligence of Landlord or its employee, agent or contractor, Landlord and its employees and agents shall not be liable for any damage to Tenant’s property entrusted to employees of Landlord or its agents, nor for any loss or interruption of Tenant’s possession, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain that may leak from any part of the Premises or Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building or on the Property. Landlord and its employees and agents shall not be liable for any property loss resulting from any latent defect in the Premises or the Building. Tenant shall give prompt notice to Landlord in case of fire, accidents or defects in the Premises. Under no circumstances shall Landlord have any liability for any consequential or punitive damages.

b.        Tenant shall look solely to Landlord’s estate and property in the Premises (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or Landlord’s partners or members shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises.

32.    GOVERNING LAW:  This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

33.    ADDITIONAL CHARGES:  Any amount due from Tenant to Landlord which is not paid when due, in addition to other remedies available to Landlord, shall at Landlord’s option bear interest which shall be at the lesser of (i) 18% per annum or (ii) the maximum lawful rate per annum computed on the basis of a 365-day-year from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default. In addition to the foregoing, Landlord may also impose a late charge of 5% of the amount past due, and a charge for reasonable legal fees and costs.

34.        BROKER:  Tenant represents and agrees that it has not directly or indirectly dealt with any real estate broker (“Broker”) in connection with this Lease. Tenant agrees to defend, identify and hold Landlord harmless from and against any claims for brokerage commissions or finder’s fees arising out of or based on any alleged actions of Tenant with any broker.

35.        ENTIRE CONTRACT:  This Lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and Tenant.

36.        JURY WAIVER:  To the extent permitted by law, Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

37.        GUARANTY:  Tenant shall deliver to Landlord a Guaranty from Fabrinet Co., Ltd. and an opinion of counsel in the form attached hereto as Exhibit A.

(Remainder of page left intentionally blank - Signature page to follow)

IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

Witnessed or Attested by:	Donly Corporation

	By:	/s/ Roy C. Dignes
Name: Roy C. Dignes
Title:

FBN NJ Holdings Corp.

	By:	/s/ David T. Mitchell
Name: David T. Mitchell
Title: CEO

EXHIBIT A

LEASE GUARANTY

THIS LEASE GUARANTY, by Fabrinet, having an address at Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands, British West Indies (the “Guarantor”), in favor of Donly Corporation, a New Jersey corporation, having an address of P.O. Box 344, Mountain Lakes, New Jersey 07046 (the “Landlord”).

WITNESSETH:

WHEREAS, the Guarantor has requested Landlord to enter into a lease with FBN NJ Holdings Corp., d/b/a VitroCom (the “Tenant”) for approximately 21,000 square feet of rentable area in a building located on property in Boonton, New Jersey and Mountain Lakes, New Jersey for an initial term of three and one-half (3 1/2) years (the “Lease”);

WHEREAS, the Landlord has required as a condition to entering into the Lease that the Guarantor guaranty the Lease in the manner hereinafter set forth.

NOW, THEREFORE, to induce the Landlord to enter into the Lease, Guarantor hereby agrees as follows:

1.        (a) The Guarantor unconditionally guarantees to the Landlord the full and punctual performance and observance, by the Tenant, of all the terms, covenants and conditions in the Lease contained on Tenant’s part to be kept, performed or observed. This Guaranty shall include any liability of Tenant that shall accrue under the Lease for any period preceding as well as any period following the term in the Lease specified, (b) If, at any time, default shall be made by the Tenant in the performance or observance of any of the terms, covenants or conditions in the Lease contained on the Tenant’s part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Tenant.

2.        The Guarantor hereby waives: (a) notice of acceptance of this Guaranty; (b) presentment and demand for any payments due Landlord; (c) protest and notice of dishonor or default to the Guarantor or to any other person or party with respect to the terms of the Lease or any portion thereof; (d) all notices to which the Guarantor might otherwise by entitled under this Guaranty; (e) notice of Tenant’s nonpayment, nonperformance or nonobservance; and (f) any demand for payment under this Guaranty.

3.        This is a guaranty of performance and payment and not of collection and the Guarantor waives any right to require that any action be brought against the Tenant or to require that resort be had to any credit on the books of the Landlord in favor of the Guarantor or any other person or party.

4.        Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

5.        The obligations of the Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease contained on Tenant’s part to be performed or observed; nor by any modification of the Lease, but in case of any such modification the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

6.        The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors’, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant or the subletting of all or any portion of the leased premises by Tenant; (e) any disability or other defense of the Tenant, or (f) the cessation from any cause whatsoever of the liability of the Tenant.

7.        Until all the covenants and conditions in the Lease on the Tenant’s part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease.

8.        This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term thereby granted.

9.        Any payment made by the Guarantor pursuant to this Guaranty shall be made free and clear of any and all present or future taxes imposed by                      or any political subdivision or taxing authority thereof or therein except for any such taxes that the Guarantor is required by law to withhold; provided that if such taxes are required by law to be withheld from any such payment, the Guarantor shall make such withholding, make payment of the amount withheld to the appropriate governmental authority and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Landlord is equal to the amount that the Landlord would have received had no such taxes been withheld; and provided further that no such additional amounts shall be payable to the Landlord if it is liable for such taxes by reason of (i) the Landlord having some connection with                      other than a connection arising from this Guaranty or the Lease, or (ii) the failure of the Landlord to comply with any certification requirement concerning the nationality, residence, identity or connection with                         , or any political subdivision or taxing authority thereof or therein, of the Landlord if compliance is required by a statute, treaty or regulation of                     , or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from, or reduction in the rate of, such withholding.

10.      The Guarantor represents and warrants to Landlord that, as of the date hereof:

(a)        It is duly constituted and validly existing under the laws of                     , and has the power and authority to own its assets and to conduct its business.

(b)        It has full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

(c)        This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to the enforcement of remedies only, to any applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ remedies in general.

(d)        The Tenant is the wholly owned subsidiary of the Guarantor.

(e)        All consents, approvals, filings and registrations with or of any court, governmental authority or regulatory body of                      or any political subdivision thereof required in connection with the execution, delivery and performance by the Guarantor of the Guaranty have been obtained or made; and the execution, delivery and performance by the Guarantor of this Guaranty will not conflict with or result in a violation of any of the terms or provisions of, or constitute a default under, any law or the regulations thereunder, the Certificate of Incorporation and Bylaws of the Guarantor, or any material agreement or material instrument to which the Guarantor is a party or by which it is bound.

(f)        The Guarantor is subject to civil and commercial law with respect to its obligations under this Guaranty, and the execution, delivery and performance of this Guaranty constitute private and commercial acts rather than public or governmental acts. Under the law of                     , neither the Guarantor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(g)        This Guaranty is in proper legal form under the law of                      for the enforcement thereof against the Guarantor under the law of                     , and to ensure the legality, validity, enforceability or admissibility in evidence of this Guaranty in                     , it is not necessary that this Guaranty or any other related document be filed or recorded with any court or other authority in                      or that any stamp or similar tax be paid on or in respect of this Guaranty.

11.      Each notice and other communication under this Guaranty shall be in writing. Each notice, communication or document to be delivered to any party under this Guaranty shall be sent by hand delivery or facsimile transmission (promptly confirmed by courier) to it at the address, and marked for the attention of the person (if any), from time to time designated by such party for the purpose of this Guaranty. The initial address and person (if any) so designated by each party are set out opposite such party’s signature to this Guaranty. Any communication or document shall be deemed to be received, if sent by facsimile transmission, when the recipient confirms legible transmission thereof or, if sent by hand delivery or by courier, when delivered at the address specified by the addressee for purposes of this Guaranty.

12.      With respect to any suit, action or proceeding arising out of or relating to this Guaranty (each, a “Proceeding”), the Guarantor hereby irrevocably submits to the jurisdiction of any United States federal or state court sitting in the State of New Jersey. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. The Guarantor hereby agrees that a final judgment in any such Proceeding brought in such court shall be conclusive and binding upon it.

13.        The Guarantor hereby irrevocably designates and appoints                      (the “Process Agent”), with an office on the date hereof of                         , New Jersey as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any Proceeding brought in a United States state or Federal court sitting in the State of New Jersey. Such designation and appointment shall be irrevocable until all obligations have been satisfied under the Lease. The Guarantor shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the foregoing designation and appointment in full force and effect and to cause its process agent to continue to act as such. If the Process Agent shall desire to cease so to act, the Guarantor shall, prior to the Process Agent ceasing so to act, irrevocably designate and appoint without delay another such agent in the State of New Jersey and, if requested by the Lender, shall promptly deliver to the Lender evidence in writing of such other agent’s acceptance of such appointment.

14.        To the extent that the Guarantor hereafter may be entitled, in any Proceeding brought in a United States Federal court sitting in the State of New Jersey, to claim for itself or its properties any immunity (including, without limitation, immunity from service of process, jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), and to the extent that in any such Proceeding in such jurisdiction there may be attributed any such immunity (whether or not claimed), the Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity, to the fullest extent permitted by law. The parties agree that the terms of this Section 14 shall be governed by the Foreign Sovereign Immunities Act of 1976, as amended from time to time, and the waiver of immunity contained herein shall be given effect in accordance therewith and is intended to be irrevocable for purposes of such Act.

15.        Nothing herein shall limit the right of the Landlord to serve legal process in any other manner permitted by law or affect the right of the Landlord to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdiction.

16.        All payments hereunder shall be made in U.S. dollars in same day funds (or such other funds as may, at the time of payment, be customary for the settlement in New York City of international banking transactions in U.S. dollars) at such account as the payee shall specify to the payor in writing. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the Business Day preceding the day on which final judgment is given. The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such other party in U.S. dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of U.S. dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

17.        Each reference herein to the Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure and who shall be bound by the provisions of this Guaranty. Each reference herein to the Guarantor shall be deemed to include the successors and assigns of the Guarantor (including any successor entity resulting from a merger or consolidation), in whose favor the provisions of this Guaranty shall also inure and all of whom shall be bound by the provisions of this Guaranty. Upon any merger or consolidation of the Guarantor, the Guarantor shall execute such reaffirmations of this Guaranty as may be requested by the Landlord.

18.        No delay on the part of the Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the right of the Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

19.        In the event of a default under any of the terms of the Lease, Landlord shall have the right to proceed directly and immediately against the Guarantor and such proceeding is not to be deemed an irrevocable election of remedies.

20.        This Guaranty is, and shall be deemed to be a contract entered into under and pursuant to the laws of the State of New Jersey and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New Jersey.

21         This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

22.        Guarantor shall execute and deliver to Landlord such other documents and instruments and take such other actions as may be reasonably requested by Landlord to carry out the transactions contemplated by this Guaranty.

23.        If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

24.        THE GUARANTOR AND THE LANDLORD AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE LANDLORD OR THE GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR THE LEASE, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE LANDLORD AND THE GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the 29 day of December, 2006

WITNESS:	FABRINET

/s/ (unable to make out signature)	By:	/s/ David T. Mitchell
Name: David T. Mitchell
Title: CEO